Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact:
Eric Birge
(734) 855-2904

Media Contact:
Colleen Hanley
(734) 855-2610

TRW Reports Fourth Quarter and Full Year 2014 Financial Results

•             Fourth quarter sales of $4.3 billion; record full year sales of $17.5 billion, an increase of 1% compared to 2013 despite divestitures.

•             Excluding special items, fourth quarter net earnings of $2.31 per diluted share (up 26%); full year net earnings of $8.18 per diluted share (up 19%).

•             Permanent abatement of over $5 billion of gross pension obligations completed in the fourth quarter.

•             Fourth quarter free cash flow (cash flow from operating activities excluding pension abatement contributions, less capital expenditures) of $508 million; 2014 full year free cash flow of $435 million.

LIVONIA, MICHIGAN, February 13, 2015 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported fourth quarter 2014 financial results with sales of $4.3 billion, a decrease of 3% compared to the prior year period.  The Company reported GAAP fourth quarter net losses of $360 million or $3.22 per share, which compares to net earnings of $363 million or $3.00 per diluted share in the prior year period.  Both periods are affected by significant special items described in further detail below.

Excluding special items from the Company’s current and prior year quarterly results, the Company reported record fourth quarter 2014 net earnings of $268 million, or $2.31 per diluted share, an increase of 26% compared to last year’s fourth quarter earnings of $1.84 per diluted share.

The Company’s full year 2014 sales grew to a record $17.5 billion, an increase of 1% compared to 2013.  For the year, GAAP net earnings were $293 million, or $2.54 per diluted share.  Similar to the Company’s quarterly results, both the 2014 and 2013 full year results contain special items.  Excluding special items, the Company reported record full year 2014 net earnings of $958 million, or $8.18 per diluted share, an increase of 19% compared to 2013 earnings of $6.89 per diluted share.

As previously announced, the Company entered into a definitive agreement with ZF Friedrichshafen AG (“ZF”) on September 15, 2014 under which ZF will acquire all outstanding shares of TRW for $105.60 per share in an all-cash transaction valued at approximately $13.5 billion on an enterprise value basis.  The transaction is expected to close in the first half of 2015.

“2014 was a highly successful year for TRW as the Company set new records for sales and adjusted earnings per share while not only continuing to invest for future growth, but also addressing the level of our legacy pension obligations.” said John C. Plant, Chairman and Chief Executive Officer.  “In addition, the agreement signed with ZF during the third quarter provides significant benefits for our shareholders who will receive full and certain value for their shares, as well as for our employees, customers and communities all of which will reap the benefits of being part of a larger, more diversified global organization.”

Fourth Quarter 2014

The Company reported fourth quarter 2014 sales of $4.3 billion, a decrease of $148 million from the prior year period.  The positive impact on sales related to increasing demand for TRW’s active and passive safety technologies was more than offset by the effect of exiting certain businesses within the Company’s North American brake component and assembly operations in the first quarter of 2014 and the negative impact of currency movements between the two periods.

The Company reported a fourth quarter 2014 operating loss of $481 million, compared with operating income of $300 million in the 2013 period.  Both periods included special items relating to benefit plan abatement actions and restructuring and asset impairment charges while the 2014 period also included transaction costs.  The 2014 fourth quarter included pension settlement charges of $790 million related to the permanent abatement of approximately $5.0 billion of pension obligations completed in the quarter as well as $48 million of restructuring and asset impairment charges and $7 million of transaction costs.  The 2013 period included restructuring and asset impairment charges totaling $23 million and a net charge of $13 million relating to certain pension and other post retirement benefit matters, primarily lump sum pension and retiree medical buyouts made to certain of our U.S. employees.  Excluding these special items from both periods, operating income for the fourth quarter of 2014 was $364 million (margin of 8.4%), which compares to $336 million (margin of 7.5%) in the prior year period.

Net interest expense for the fourth quarter of 2014 totaled $27 million, which compares to $35 million in the 2013 period.  In addition, net losses on retirement of debt totaling $7 million and $15 million were recognized in the fourth quarters of 2014 and 2013, respectively.

A tax benefit of $154 million was recognized in the fourth quarter of 2014, which compares to a tax benefit of $107 million in the prior year.  Both the 2014 and 2013 periods include special tax items.  In 2014, net special tax benefits totaling $224 million were recognized primarily relating to the pension abatement charges.  In 2013, net special tax benefits totaling $185 million were recognized primarily relating to the recognition of available foreign tax credits and the impact of various tax law changes.  Excluding these special items, tax expense was $70 million in 2014 compared to $78 million in 2013.

The Company reported 2014 fourth quarter GAAP net loss of $360 million, or $3.22 per share, which compares to GAAP net earnings of $363 million, or $3.00 per diluted share in the 2013 period.

Excluding special items, the Company reported fourth quarter 2014 net earnings of $268 million, or $2.31 per diluted share, which compares to net earnings of $222 million or $1.84 per diluted share in the 2013 period.

Earnings before interest, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $472 million in the fourth quarter of 2014, compared to the prior year level of $447 million.  See page A6 for a description of the special items excluded in calculating adjusted EBITDA.

Full Year 2014

The Company reported record 2014 sales of $17.5 billion, an increase of $104 million compared to prior year sales.  The higher level of sales was driven by increasing demand for TRW’s innovative technologies and higher vehicle production volumes, partially offset by the effect of exiting certain businesses within the Company’s North American brake component and assembly operations in the first quarter of 2014.

For full year 2014, the Company reported operating income of $501 million, which compares to $1,227 million in the prior year.  Both 2014 and 2013 years included special items. The 2014 year included $790 million of pension abatement charges, $84 million of restructuring and asset impairment expenses and $20 million of transaction costs.  In 2013, net charges of $13 million relating to certain pension and other post retirement benefit matters, primarily lump sum pension and retiree medical buyouts, were incurred and $66 million of restructuring and asset impairment charges were recorded.  Excluding these items from both periods, the Company reported operating income of $1,395 million (margin of 8.0%) in the 2014 period, which compares to $1,306 million (margin of 7.5%) in 2013.  The improvement was due to the positive profit contribution from the higher level of sales and a positive mix of products sold, which was partially offset by several factors including planned increases in costs to support future growth.

Net interest expense for 2014 totaled $109 million, which compares to $132 million in the prior year period.  In addition, the 2014 period included a net loss on retirement of debt totaling $7 million, compared to 2013, which recognized a net loss on retirement of debt totaling $20 million.

Tax expense of $96 million was recognized in 2014, which compares to tax expense of $114 million in the prior year.  Excluding the tax benefits related to the special items previously noted in both years, tax expense was $332 million and $326 million for 2014 and 2013, respectively.

The Company reported 2014 GAAP net earnings of $293 million, or $2.54 per diluted share, which compares to GAAP net earnings of $970 million, or $7.85 per diluted share in the prior year period.

Excluding special items, the Company reported 2014 net earnings of $958 million, or $8.18 per diluted share, which compares to net earnings of $850 million or $6.89 per diluted share in 2013.

Adjusted EBITDA totaled $1,843 million in 2014, compared to $1,738 million in the prior year.  See page A6 for a description of the special items excluded in calculating adjusted EBITDA.

Cash Flow and Capital Structure

Fourth quarter 2014 net cash flow provided by operating activities totaled $673 million, which compares to $886 million in the fourth quarter of 2013.  The 2014 operating cash flow includes the impact of $175 million of special cash contributions to pension plans to facilitate pension abatement actions.  Capital expenditures were $340 million in the current quarter compared to $324 million last year.  Fourth quarter free cash flow (cash flow from operating activities excluding pension abatement contributions, less capital expenditures) was $508 million, compared to $562 million in the prior year quarter.

For full year 2014, net cash provided by operating activities was $954 million, which compares to $1,126 million in 2013.  The 2014 cash flow amount includes the impact of $175 million of special cash contributions to pension plans to facilitate pension abatement actions.  Capital expenditures were $694 million in 2014, which compares to $735 million last year.  For 2014, free cash flow (cash flow from operating activities excluding pension abatement contributions, less capital expenditures) was a positive $435 million, compared to $391 million in 2013.

During 2014, TRW used $400 million of cash to repurchase over 4.5 million shares of its common stock.  In addition, $116 million in principal amount of exchangeable notes were converted into approximately 3.9 million shares of Company stock during 2014.

As of December 31, 2014, the Company had $1,578 million of debt and $1,031 million of cash and cash equivalents, resulting in net debt (defined as debt less cash and cash equivalents) of $547 million, which compares to $385 million at year end 2013.

2015 Outlook

TRW’s planning assumptions for industry production volumes in 2015 are approximately 17.4 million units in North America and 20.0 million units in Europe, up 2% and flat, respectively, compared to 2014 levels.  The Company continues to expect expansion in vehicle production volumes in China and rest of world regions.  Based on these production levels, the negative impact of lost sales related to divested businesses, primarily the previously announced sale of TRW’s engine valve business, and the Company’s expectations for foreign currency exchange rates, full year 2015 sales are expected to range between $16.6 and $16.9 billion, with first quarter sales expected to be approximately $4.2 billion.

Fourth Quarter and Full Year 2014 Conference Call

The Company will host its fourth quarter conference call at 8:30 a.m. (Eastern time) today, Friday, February 13th, to discuss financial results and other related matters.  To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately two weeks.  To access the replay, U.S. locations should dial (855) 859-2056, and locations outside the U.S. should dial (404) 537-3406. The replay code is 62804364.  A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.

Reconciliation to GAAP

In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings, operating income and margin, tax expense and diluted earnings per share each excluding special items; adjusted EBITDA; and free cash flow.  Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance.  Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies.  For a reconciliation of non-GAAP measures to the most comparable GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.

About TRW

With 2014 sales of $17.5 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 24 countries and employs approximately 65,000 people worldwide.  TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.  All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.  TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This communication includes “forward-looking statements,” as that term is defined by the federal securities laws. The forward-looking statements include statements concerning regulatory approvals and the expected timing, completion and effects of the proposed ZF merger, the Company’s outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. When used in this communication, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” and future or conditional verbs, such as “will,” “should,” “could” or “may,” as well as variations of such words or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are so designated. All forward-looking statements are based upon our current expectations and various assumptions, and apply only as of the date of this communication. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements.  These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the ZF merger agreement, which could have a material adverse effect on us and our stock price; the inability to consummate  the proposed ZF merger or the inability to consummate the ZF merger in the timeframe or manner currently anticipated, due to the failure to satisfy conditions to completion of the proposed ZF merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, could have a material adverse effect on us and our stock price; risks related to disruption of management’s attention from our ongoing business operations due to the ZF merger; the effect of the announcement of the proposed ZF merger on the Company’s relationships with its customers, suppliers, joint venture partners and others, as well as our operating results and business generally; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; economic conditions adversely affecting our business, results or the viability of our supply base; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; pricing pressures from our customers adversely affecting our profitability; global competition adversely affecting our sales, profitability or financial condition; any disruption in our information technology systems adversely impacting our business and operations; any shortage of supplies causing a production disruption for any customers or us; the loss of any of our largest customers or significant amount of their business, or a significant decline in their production levels, adversely affecting us; our contingent liabilities and tax matters causing us to incur losses or costs; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; costs or adverse effects on our business, reputation or results from governmental regulations; work stoppages or other labor issues at our facilities or those of our customers or others in our supply chain adversely affecting our business, results or financial condition; a commodity inflationary pressures adversely affecting our profitability or supply base; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2013 under “Item 1A. Risk Factors” and in our other filings with the U.S. Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

# # #

TRW Automotive Holdings Corp.

Index of Consolidated Financial Information

Page

Consolidated Statements of Earnings (unaudited) for the three months ended December 31, 2014 and December 31, 2013	A2

Consolidated Statements of Earnings for the years ended December 31, 2014 (unaudited) and December 31, 2013	A3

Consolidated Balance Sheets as of December 31, 2014 (unaudited) and December 31, 2013	A4

Consolidated Statements of Cash Flows for the years ended December 31, 2014 (unaudited) and December 31, 2013	A5

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three months and years ended December 31, 2014 and December 31, 2013	A6

Reconciliation of GAAP Net Earnings to Adjusted Earnings (unaudited):

• For the three months ended December 31, 2014	A7

• For the year ended December 31, 2014	A8

• For the three months ended December 31, 2013	A9

• For the year ended December 31, 2013	A10

The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Reports on Form 10-Q for the periods ended March 28, 2014, June 27, 2014, and September 26, 2014, each of which were filed with the United States Securities and Exchange Commission.

A1

TRW Automotive Holdings Corp.

Consolidated Statements of Earnings

	Three Months Ended
	December 31,
(In millions, except per share amounts)	2014	2013
	(Unaudited)

Sales	$4,348	$4,496
Cost of sales	3,824	3,974
Gross profit	524	522
Administrative and selling expenses	160	168
Pension and postretirement benefit settlement and curtailment expenses	790	31
Restructuring charges and asset impairments	48	23
Transactions costs	7	—
Operating (loss) income	(481)	300
Interest expense — net	27	35
Loss on retirement of debt — net	7	15
Equity in earnings of affiliates, net of tax	(13)	(11)
(Loss) earnings before income taxes	(502)	261
Income tax benefit	(154)	(107)
Net (loss) earnings	(348)	368
Less: Net earnings attributable to noncontrolling interest, net of tax	12	5
Net (loss) earnings attributable to TRW	$(360)	$363

Basic earnings per share:
Earnings per share	$(3.22)	$3.15
Weighted average shares outstanding	111.7	115.1

Diluted earnings per share:
Earnings per share	$(3.22)	$3.00
Weighted average shares outstanding	111.7	121.7

A2

TRW Automotive Holdings Corp.

Consolidated Statements of Earnings

	Years Ended
	December 31,
(In millions, except per share amounts)	2014	2013
	(Unaudited)

Sales	$17,539	$17,435
Cost of sales	15,473	15,505
Gross profit	2,066	1,930
Administrative and selling expenses	669	607
Pension and postretirement benefit settlement and curtailment expenses	790	31
Restructuring charges and asset impairments	84	66
Transactions costs	20	—
Other expense (income) — net	2	(1)
Operating income	501	1,227
Interest expense — net	109	132
Loss on retirement of debt — net	7	20
Equity in earnings of affiliates, net of tax	(45)	(46)
Earnings before income taxes	430	1,121
Income tax expense	96	114
Net earnings	334	1,007
Less: Net earnings attributable to noncontrolling interest, net of tax	41	37
Net earnings attributable to TRW	$293	$970

Basic earnings per share:
Earnings per share	$2.62	$8.25
Weighted average shares outstanding	111.7	117.6

Diluted earnings per share:
Earnings per share	$2.54	$7.85
Weighted average shares outstanding	118.0	124.6

A3

TRW Automotive Holdings Corp.

Consolidated Balance Sheets

	As of December 31,
(Dollars in millions)	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,031	$1,729
Accounts receivable — net	2,432	2,478
Inventories	972	1,019
Prepaid expenses and other current assets	187	178
Deferred income taxes	226	224
Assets held-for-sale	252	—
Total current assets	5,100	5,628

Property, plant and equipment — net	2,645	2,718
Goodwill	1,749	1,760
Intangible assets — net	291	292
Pension assets	663	1,059
Deferred income taxes	336	316
Other assets	510	479
Total assets	$11,294	$12,252

Liabilities and Equity
Current liabilities:
Short-term debt	$222	$159
Current portion of long-term debt	72	482
Trade accounts payable	2,423	2,597
Accrued compensation	253	285
Income taxes	11	27
Other current liabilities	1,259	1,205
Liabilities related to assets held-for-sale	104	—
Total current liabilities	4,344	4,755

Long-term debt	1,284	1,473
Postretirement benefits other than pensions	346	375
Pension benefits	774	676
Deferred income taxes	47	145
Long-term liabilities	461	432
Total liabilities	7,256	7,856

Commitments and contingencies

Stockholders’ equity:
Capital stock	1	1
Paid-in-capital	1,829	1,715
Retained earnings	2,751	2,858
Accumulated other comprehensive losses	(739)	(380)
Total TRW stockholders’ equity	3,842	4,194
Noncontrolling interest	196	202
Total equity	4,038	4,396
Total liabilities and equity	$11,294	$12,252

A4

TRW Automotive Holdings Corp.

Consolidated Statements of Cash Flows

	Years Ended
	December 31,
(Dollars in millions)	2014	2013
	(Unaudited)
Operating Activities
Net earnings	$334	$1,007
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	444	430
Net pension and other postretirement benefits income and contributions	356	(244)
Amortization of debt issuance costs	6	6
Loss on retirement of debt — net	7	20
Asset impairment charges	19	9
Deferred income taxes	(94)	(47)
Share-based compensation expense	36	36
Exchangeable bond premium amortization	7	10
Other — net	(27)	(21)
Changes in assets and liabilities:
Accounts receivable — net	(148)	(266)
Inventories	(73)	(42)
Trade accounts payable	16	153
Prepaid expense and other assets	(69)	3
Other liabilities	140	72
Net cash provided by operating activities	954	1,126

Investing Activities
Capital expenditures, including other intangible assets	(694)	(735)
Net proceeds from asset sales and divestitures	3	1
Investment in non-consolidated joint venture assets	(17)	—
Net cash used in investing activities	(708)	(734)

Financing Activities
Change in short-term debt	67	90
Proceeds from issuance of long-term debt, net of fees	13	881
Redemption of long-term debt	(501)	(340)
Repurchase of capital stock	(400)	(520)
Proceeds from exercise of stock options	3	30
Dividends paid to noncontrolling interest	(36)	(31)
Net cash (used in) provided by financing activities	(854)	110
Effect of exchange rate changes on cash	(80)	4
Change in cash held-for-sale	(10)	—
(Decrease) increase in cash and cash equivalents	(698)	506
Cash and cash equivalents at beginning of period	1,729	1,223
Cash and cash equivalents at end of period	$1,031	$1,729

A5

TRW Automotive Holdings Corp.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts.  Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and Adjusted EBITDA

EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments and other significant special items.  Management uses Adjusted EBITDA to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact in any particular period.  EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity.  Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2014	2013	2014	2013

GAAP net (loss) earnings attributable to TRW	$(360)	$363	$293	$970
Income tax (benefit) expense	(154)	(107)	96	114
Interest expense - net	27	35	109	132
Depreciation and amortization	107	112	444	430
EBITDA	(380)	403	942	1,646
Restructuring charges and asset impairments	48	23	84	66
Net pension buyouts and OPEB curtailments	790	13	790	13
Transaction costs	7	—	20	—
Loss on retirement of debt - net	7	15	7	20
Noncontrolling interest impact of certain tax matters	—	(7)	—	(7)
Adjusted EBITDA	$472	$447	$1,843	$1,738

Free Cash Flow

Free cash flow represents net cash provided by operating activities, excluding special pension settlement contributions, less capital expenditures and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods.  However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2014	2013	2014	2013

Cash flow provided by operating activities	$673	$886	$954	$1,126
Add: special pension settlement contributions	175	—	175	—
Capital expenditures	(340)	(324)	(694)	(735)
Free cash flow	$508	$562	$435	$391

A6

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Three Months			Three Months
	Ended			Ended
	December 31, 2014			December 31, 2014
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating (loss) income	$(481)	$845	(a)	$364
Interest expense — net	27	—		27
Loss on retirement of debt — net	7	(7	)(b)	—
Equity in earnings of affiliates, net of tax	(13)	—		(13)
(Loss) earnings before income taxes	(502)	852		350
Income tax (benefit) expense	(154)	224	(c)	70
Net (loss) earnings	(348)	628		280
Less: Net earnings attributable to noncontrolling interest, net of tax	12	—		12
Net (loss) earnings attributable to TRW	$(360)	$628		$268

Basic earnings per share:
Earnings per share	$(3.22)			$2.40
Weighted average shares outstanding	111.7			111.7

Diluted earnings per share:
Earnings per share	$(3.22)			$2.31
Weighted average shares outstanding	111.7			117.0	(d)

(a)	Represents the elimination of:
	(i)	Net pension settlement loss of $790 million,
	(ii)	Restructuring charges of $41 million related to severance, curtailment, and other charges,
	(iii)	Asset impairment charges of $7 million, and
	(iv)	Transaction costs of $7 million.
(b)	Represents the elimination of the loss on retirement of debt.
(c)

Represents the elimination of the income tax impact of the adjustments described in (a) and (b) above, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, as well as the favorable tax impact due to a favorable ruling received and reversal of a valuation allowance in foreign jurisdictions.

(d)	Reflects the underlying share impact of adjusting from a net loss position to net earnings position.

A7

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Year Ended			Year Ended
	December 31, 2014			December 31, 2014
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$501	$894	(a)	$1,395
Interest expense — net	109	—		109
Loss on retirement of debt — net	7	(7	)(b)	—
Equity in earnings of affiliates, net of tax	(45)	—		(45)
Earnings before income taxes	430	901		1,331
Income tax expense	96	236	(c)	332
Net earnings	334	665		999
Less: Net earnings attributable to noncontrolling interest, net of tax	41	—		41
Net earnings attributable to TRW	$293	$665		$958

Basic earnings per share:
Earnings per share	$2.62			$8.58
Weighted average shares outstanding	111.7			111.7

Diluted earnings per share:
Earnings per share	$2.54			$8.18
Weighted average shares outstanding	118.0			118.0

(a)	Represents the elimination of:
	(i)	Net pension settlement loss of $790 million,
	(ii)	Restructuring charges of $65 million related to severance, curtailment, and other charges,
	(iii)	Asset impairment charges of $19 million, and
	(iv)	Transaction costs of $20 million.
(b)	Represents the elimination of the loss on retirement of debt.
(c)

Represents the elimination of the income tax impact of the adjustments described in (a) and (b) above, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, as well as the favorable tax impact due to a favorable ruling received and reversal of a valuation allowance in foreign jurisdictions.

A8

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Three Months			Three Months
	Ended			Ended
	December 31, 2013			December 31, 2013
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$300	$36	(a)	$336
Interest expense — net	35	—		35
Loss on retirement of debt — net	15	(15	)(b)	—
Equity in earnings of affiliates, net of tax	(11)	—		(11)
Earnings before income taxes	261	51		312
Income tax (benefit) expense	(107)	185	(c)	78
Net earnings	368	(134)		234
Less: Net earnings attributable to noncontrolling interest, net of tax	5	7	(d)	12
Net earnings attributable to TRW	$363	$(141)		$222

Basic earnings per share:
Earnings per share	$3.15			$1.93
Weighted average shares outstanding	115.1			115.1

Diluted earnings per share:
Earnings per share	$3.00			$1.84
Weighted average shares outstanding	121.7			121.7

(a)	Represents the elimination of:
(i) Net pension buyouts and OPEB curtailments loss of $13 million, which is comprised of $18 million of income included within “Cost of sales” and $31 million of expense presented separately,
(ii) Restructuring charges of $17 million related to severance and other charges, and
(iii) Asset impairment charges of $6 million.
(b)	Represents the elimination of the loss on retirement of debt.
(c)	Represents the elimination of:
(i)

Tax benefit of $153 million relating to prior years’ United States foreign tax credits that were recognized as deferred tax assets during the period; and a tax benefit of $17 million relating to various legislative changes and other tax matters.

(ii)

The income tax impact of the adjustments described in (a) and (b) above, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

(d)	Represents the noncontrolling interest impact of certain tax matters included in (c) above.

A9

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Year Ended			Year Ended
	December 31, 2013			December 31, 2013
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$1,227	$79	(a)	$1,306
Interest expense — net	132	—		132
Loss on retirement of debt — net	20	(20	)(b)	—
Equity in earnings of affiliates, net of tax	(46)	—		(46)
Earnings before income taxes	1,121	99		1,220
Income tax expense	114	212	(c)	326
Net earnings	1,007	(113)		894
Less: Net earnings attributable to noncontrolling interest, net of tax	37	7	(d)	44
Net earnings attributable to TRW	$970	$(120)		$850

Basic earnings per share:
Earnings per share	$8.25			$7.23
Weighted average shares outstanding	117.6			117.6

Diluted earnings per share:
Earnings per share	$7.85			$6.89
Weighted average shares outstanding	124.6			124.6

(a)	Represents the elimination of:
(i) Net pension buyouts and OPEB curtailments loss of $13 million, which is comprised of $18 million of income included within “Cost of sales” and $31 million of expense presented separately,
(ii) Restructuring charges of $57 million related to severance and other charges, and
(iii) Asset impairment charges of $9 million.
(b)	Represents the elimination of the loss on retirement of debt.
(c)	Represents the elimination of:
(i)

Tax benefit of $153 million relating to prior years’ United States foreign tax credits that were recognized as deferred tax assets during the current period; a tax benefit of $21 million as a result of the reduction in corporate income tax rates in the United Kingdom; and a tax benefit of $14 million relating to other legislative changes and tax matters.

(ii)

The income tax impact of the adjustments described in (a) and (b) above, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

(d)	Represents the noncontrolling interest impact of certain tax matters included in (c) above.

A10